Exhibit 99.1

                          INDEPENDENT AUDITORS' CONSENT



     The Board of Directors Celgene UK Manufacturing II Limited


     We consent to the incorporation by reference in the registration statements (Nos. 333-70083, 333-91977, 333-39716, 333-65908 and 333-107980) on Form
     S-8, (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197,
     333-93759, 333-94915, 333-75636, 333-107977 and 333-107978) on Form S-3 and
     (Nos. 333-101196 and 333-42302) on Form S-4 of Celgene Corporation of our report dated 22 December 2004, with respect to the Balance Sheets of Celgene UK Manufacturing II Limited (formerly Penn T Limited) (the "Company") as of 31 March 2004 and 2003, and the related Profit and Loss Accounts, and Cash Flow Statements for each of the years in the two-year period ended 31 March 2004, which report appears in the Form 8-K of Celgene Corporation dated 4 January 2005.

     /s/ KPMG LLP
     --------------------
     KPMG LLP

     Bristol, United Kingdom
     4 January 2005